As filed with the Securities and Exchange Commission on May 24, 2010.
Registration No. 333-53189
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRE-PAID LEGAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Oklahoma	73-1016728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Pre-Paid Way Ada, Oklahoma	74820
(Address of principal executive offices)	(Zip code)

PRE-PAID LEGAL SERVICES, INC. STOCK OPTIONS
GRANTED TO FRANCIS A. TARKENTON
(Full title of the plan)
__________________
Randy Harp Co-Chief Executive Officer Pre-Paid Legal Services, Inc. One Pre-Paid Way Ada, Oklahoma 74820 (580) 436-1234	Copies to: Roger A. Stong, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, Oklahoma 73102 (405) 239-6614
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

DEREGISTRATION OF SECURITIES

On May 20, 1998, Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), filed a registration statement on Form S-8, Registration Number 333-53189 (the "Registration Statement"), with the Securities and Exchange Commission to register 120,000 shares of common stock, par value $0.01 per share (collectively, the "Securities"), to be issued from time to time pursuant to the exercise of certain options granted to a former director of the Company.  No stock options are outstanding.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities remaining unsold.  The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ada, State of Oklahoma, on May 24, 2010.

PRE-PAID LEGAL SERVICES, INC. (Registrant)
By:	/s/ Randy Harp
Randy Harp, Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons as of this 21st day of May, 2010, in the capacities set forth below:

Signatures	Title

/s/ Harland C. Stonecipher	Chairman of the Board of Directors
Harland C. Stonecipher

/s/ Randy Harp	Co-Chief Executive Officer, President and Chief Operating Officer (Co-Principal Executive Officer)
Randy Harp

/s/ Mark Brown	Co-Chief Executive Officer, Senior Vice President and Chief Marketing Officer (Co-Principal Executive Officer)
Mark Brown

/s/ Steve Williamson	Chief Financial Officer (Principal Financial and Accounting Officer)
Steve Williamson

/s/ Orland G. Aldridge	Director
Orland G. Aldridge

/s/ Martin H. Belsky	Director
Martin H. Belsky

/s/ Peter K. Grunebaum	Director
Peter K. Grunebaum

/s/ John W. Hail	Director
John W. Hail

/s/ Duke R. Ligon	Director
Duke R. Ligon